Exhibit 99.1

Axiall Board of Directors Declares Quarterly Dividend

ATLANTA — March 4, 2014 — The Board of Directors of Axiall Corporation (NYSE: AXLL) today declared a regular quarterly dividend of 16 cents per share of common stock. The dividend is payable April 10, 2014, to shareholders of record at the close of business on March 28, 2014.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company.  Axiall, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers.  For more information, visit www.axiall.com.

CONTACTS:
Investor Relations	Media
Martin Jarosick	Alan Chapple
770-395-4524	770-395-4538

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